Exhibit 24




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of GENICOM Corporation and Subsidiaries on Form S-8
(FILE Nos. 33-49472 and 33-53843) of our report dated
January 31, 1995, except Note 12, for which the date is March 1, 1995, on our audits of the consolidated financial statements and financial statement schedules of GENICOM
Corporation and Subsidiaries as of January 1, 1995 and
January 2, 1994 and for the three fiscal years in the period ended January 1, 1995, which report is included on page F-2 in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.
- ------------------------
Coopers & Lybrand L.L.P.

Washington, D.C.
March 31, 1995































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